Exhibit 5.1
November 3, 2005
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Ladies and Gentlemen:
     I am Senior Vice President and Deputy General Counsel of Manulife Financial Corporation, a company organized under the laws of Canada (the “Company”). A registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), is being filed herewith by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of $75,000,000 of deferred compensation obligations (the “Obligations”) of the Company, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan for Certain Employees of John Hancock and the Deferred Compensation Plan of the John Hancock Financial Network (collectively, the “Plans”).
     In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.
     The opinions expressed herein are limited to the laws of the Province of Ontario and the laws of Canada applicable therein, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.
     Based upon the foregoing, I am of the opinion that, when issued in accordance with the provisions of the Plans, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Richard A. Lococo
Richard A. Lococo
Senior Vice President and Deputy General Counsel